EXHIBIT 4.5


THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS RELATING TO SUCH SECURITIES OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CHILDREN'S WONDERLAND, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                          COMMON STOCK PURCHASE WARRANT

NO. __                                                           June __, 2000

       CHILDREN'S WONDERLAND, INC., a corporation organized under the laws of the State of California (the "Company"), hereby certifies that, for value received, _________________________________, or registered assigns (the
"Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after all of the Holder's Series B Convertible Preferred Stock of the Company (the "Series B Preferred") have been converted into shares of Common Stock, as defined below, and before 5:00 p.m., New York City time, on March 31, 2002 (the "Expiration Date"), _____ fully paid and nonassessable shares of Warrant Stock (as hereinafter defined), no par value, at a purchase price per share set forth below (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"). The number and character of such shares of Warrant Stock and the Purchase Price are subject to adjustment as provided herein.

       The Expiration Date shall be extended by the number of days, if any, by which the Company's amendment of its Restated Articles of Incorporation (for the increase of its authorized number of shares of Common Stock to permit the exercise of all of the Company's convertible securities outstanding) is delayed beyond December 31, 2001. The Purchase Price shall be equal to 120% of the average of the closing bid and asked prices (or, if such prices are not available, then the last sale price) for the Common Stock, on the public market in which it is then being traded, for the five (5) days in which trading has occurred immediately preceding the later of (1) April 30, 2000, and (2) the earlier of (i) the 20th business day following the date on which a reverse split of the Common Stock becomes effective, and (ii) January 1, 2001. In the event the Common Stock is not being publicly traded as of such Purchase Price determination date, a fair market value of the Common Stock, as determined in good faith by the Company's Board of Directors, shall be applied in lieu of the average of the closing bid and asked prices for the Common Stock.

       As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

            (a) The term Company shall include Children's Wonderland, Inc. and any corporation which shall succeed or assume the obligations of such company hereunder.

            (b) The term "Common Stock" includes (i) the Company's Common Stock, $.01 par value per share, as, authorized on the date of the Agreement, and (ii) any other securities into which or for which any of the securities described in (i) may be converted

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       or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

            (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 3 or otherwise.

            (d) The term "Warrant Stock" means the shares of Common Stock and Other Securities owned or to be owned upon exercise of this Warrant.

       1. EXERCISE.

          1.1. PRECONDITIONS TO EXERCISE. Except in the case of a cashless exercise permitted below, before this Warrant can be exercised, the following shall occur:

          (a) Subject to Section 1.l(c), the Holder shall notify the Company in writing that the Holder is considering exercising this Warrant. As soon as practicable after receiving such notice, the Company shall advise the Holder of the investor suitability requirements, if any, that must be satisfied by the Holder as a condition of such exercise.

          (b) If the Holder satisfies the Company regarding the Holder's suitability to exercise this Warrant, the Company will, subject to Section 1.l(c), provide the Holder with such information regarding the Company and an investment in the Warrant Stock as the Company can obtain without unreasonable effort or expense (the "Warrant Exercise Materials"), in order to permit the Holder to determine whether to purchase Warrant Stock upon exercise of this Warrant.

          (c) The Company may, at any time, in its sole discretion, decide to provide the Holder with the Warrant Exercise Materials. Subject to satisfying investor suitability requirements, the Warrants will be exercisable for 30 days (or such longer period as the Company permits) after delivery of the Warrant Exercise Materials to the Holder. The Company shall be deemed to have satisfied the requirements of Section 1.l(b), if it has complied with this Section 1.l(c) within six months prior to receiving a notice from the Holder pursuant to
Section 1.l(a).

          (d) The requirements of this Section 1 may be waived by the Company.

          1.2. FULL EXERCISE.

          (a) This Warrant may be exercised in full only by the Holder by surrender of this Warrant, with the form of subscription agreement required by the Company, duly completed and executed by the Holder, to the Company at its principal office or at the office of its Warrant agent (as provided in Section
6), accompanied by payment, as permitted below, of the amount obtained by multiplying the number of shares of Warrant Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

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          (b) Payment for the Warrant Stock may be made wholly or partly in cash or by allowing the Company to deduct from the number of shares of Warrant Stock, deliverable upon exercise of this Warrant, a number of such shares which has an aggregate Fair Market Value determined as of the date of exercise of this Warrant equal to the aggregate Purchase Price of the Warrant Stock.

          (c) Fair Market Value of a share of Warrant Stock as of the date of exercise of this Warrant (the "Determination Date") shall mean:

          (d) If the Warrant Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ ") National Market System, then the average of the closing or last sale price, respectively, reported for the five business days immediately preceding the Determination Date.

          (e) If the Warrant Stock is not traded on an exchange or on the NASDAQ National Market System but is traded in the over-the-counter market, "pink sheets" or other similar organization (including the Bulletin Board), then the average of the closing bid and asked prices (or, if such prices are not available, then the last sale price) reported for the five (5) days in which trading has occurred immediately preceding the Determination Date.

          (f) If the Warrant Stock is not traded as provided above, then the price determined in good faith by the Board of Directors of the Company whose determination shall be final.

          1.3. DELIVERY OF STOCK CERTIFICATES, ETC. ON EXERCISE. The Company agrees that the shares of Warrant Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full, and in any event within 10 business days thereafter, the Company will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by such Holder of any applicable transfer taxes) may direct, subject to compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Warrant Stock to which the Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then fair market value of one full share, as determined by the Company in its sole discretion, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise.

       2. ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC.

          2.1. REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Warrant

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Stock issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which the Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if the Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 3.

          2.2. DISSOLUTION. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets in a transaction contemplated by Section 2. l(c), the Company, simultaneously with such dissolution, shall distribute or cause to be distributed to the Holder the stock and other securities and property (including cash, were applicable) which would be receivable by the Holder if the Holder had exercised this Warrant in full immediately prior to such dissolution, less an amount of stock, other securities, property and cash with a value equal to the Purchase Price.

          2.3. CONTINUATION OF TERMS. Upon any reorganization, consolidation, merger or transfer referred to in this Section 2, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.

       3. EXTRAORDINARY EVENTS REGARDING WARRANT STOCK. In the event that the Company shall (a) issue additional shares of the Warrant Stock as a dividend or other distribution on outstanding Warrant Stock, (b) subdivide its outstanding shares of Warrant Stock, or (c) combine its outstanding shares of the Warrant Stock into a smaller number of shares of the Warrant Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Warrant Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Warrant Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 3. The number of shares of Warrant Stock that the Holder shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be increased to a number determined by multiplying the number of shares of Warrant Stock that would otherwise (but for the provisions of this Section 3) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 3) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

       4. RESERVATION OF STOCK, ETC. ISSUABLE ON EXERCISE OF WARRANT. The Company will at all times use commercially reasonable efforts to reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Warrant Stock from time to time issuable on the exercise of this Warrant.

       5. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security
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reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

       6. WARRANT AGENT. The Company may, by written notice to each Holder, appoint an agent having an office in New York, NY for the purpose of issuing Warrant Stock (or Other Securities) on the exercise of this Warrant or for exchanging or replacing this Warrant, or any of the foregoing, and, thereafter, any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

       7. TRANSFER ON THE COMPANY'S BOOKS. Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

       8. NOTICES, ETC. All notices and other communications from the Company to the Holder or the Holder to the Company shall be delivered by hand (which shall include overnight delivery by Federal Express or similar service) or mailed by first class registered mail, postage prepaid, to the Company at its principal office and to the Holder at such address as may have been furnished to the Company in writing by the Holder or, until the Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company. Notices shall be deemed given upon receipt, when delivered by hand, and 48 hours after mailing, when mailed.

       9. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

       IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                    CHILDREN'S WONDERLAND, INC.


                                    By:
                                       -----------------------------------
                                    Name:  John R. Clarke
                                    Title: Chief Executive Officer

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                                    Exhibit A

    FORM OF TRANSFEROR ENDORSEMENT (To be signed only on transfer of Warrant)

       For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Warrant Stock CHILDREN'S WONDERLAND, INC. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of CHILDREN'S WONDERLAND, INC. with full power of substitution in the premises.


====================== ============================ =======================
      Transferees         Percentage Transferred      Number Transferred
---------------------- ---------------------------- -----------------------
---------------------- ---------------------------- -----------------------
---------------------- ---------------------------- -----------------------
====================== ============================ =======================



Dated:
       ----------------------          ---------------------------------------
Signed in the presence of:             (Signature must conform to name of
                                       Holder
                                       as specified on the face of the warrant)
-----------------------------
         (Name)                        ---------------------------------------
                                                    (Address)
ACCEPTED AND AGREED:
                                       ---------------------------------------
[TRANSFEREE]                                        (Address)

                                       ---------------------------------------
-----------------------------                       (Address Cont.)
         (Name)



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